                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
                            AT&T LATIN AMERICA CORP.

AT&T do Brasil S.A.

AT&T Argentina S.A.

AT&T Peru S.A.

AT&T Colombia S.A.

AT&T Chile Long Distance S.A.

AT&T Chile Networks S.A.

AT&T Chile Telephony S.A.

AT&T Chile Internet S.A.

AT&T Chile Wireless S.A.